UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 28, 2025

Investcorp AI Acquisition Corp.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-41383	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Century Yard, Cricket Square Elgin Avenue
P.O. Box 1111, George Town Grand Cayman, Cayman Islands	KYI-1102
(Address of principal executive offices)	(Zip Code)

+1 (302) 738-7210

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one-half of one redeemable warrant	IVCAU	The Nasdaq Stock Market LLC
Class A ordinary shares, par value $0.0001 per share	IVCA	The Nasdaq Stock Market LLC
Redeemable warrants, each warrant exercisable for one Class A ordinary share, each at an exercise price of $11.50 per share	IVCAW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01	Entry into a Material Definitive Agreement.

On March 28, 2025, Investcorp AI Acquisition Corp. (the “Company”) amended and restated its Convertible Promissory Note (the “Amended and Restated Working Capital Loan”) with its sponsor, ICE I Holdings Pte. Ltd. (the “Sponsor”). Pursuant to the Amended and Restated Working Capital Loan, the Sponsor has agreed to loan the Company up to $3.0 million to be used for working capital purposes. Up to $3.0 million of the loans may be settled in whole warrants to purchase Class A ordinary shares of the Company at a conversion price equal to $1.00 per warrant. The loans will not bear any interest and will be repayable by the Company to the Sponsor upon the later date of the consummation of the Company’s initial business combination or May 12, 2025.

The foregoing description of the Amended and Restated Working Capital Loan does not purport to be complete and is qualified in its entirety by the terms and conditions of the Amended and Restated Working Capital Loan, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information disclosed under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03 to the extent required herein. The maturity date of the Amended and Restated Working Capital Loan may be accelerated upon the occurrence of an Event of Default (as defined therein). Any outstanding principal under the Amended and Restated Working Capital Loan may be prepaid at any time by the Company, at its election and without penalty; provided, however, that the Sponsor shall have the right to first convert such principal balance as described in Section 6 of the Amended and Restated Working Capital Loan upon notice of such prepayment.

Item 3.02	Unregistered Sale of Equity Securities

The information disclosed under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 3.02 to the extent required herein. The warrants that may be issued pursuant to the Amended and Restated Working Capital Loan will not be registered under the Securities Act of 1933, as amended (the “Securities Act”) and will be issued in reliance on the exemption from registration requirements thereof provided by Section 4(a)(2) of the Securities Act. Each warrant will entitle the holder thereof to purchase one Class A ordinary share of the Company at an exercise price of $1.00 per share, subject to certain adjustments. The warrants shall be identical to the warrants issued to the Sponsor pursuant to the Private Placement Warrants Purchase Agreement, dated as of May 9, 2022, by and between the Company and Sponsor, in connection with the Company’s initial public offering that was consummated on May 12, 2022. Such warrants are exercisable 30 days after the completion of the Company’s initial business combination, exercisable on a cashless basis, and will be non-redeemable so long as they are held by the initial purchasers or their permitted transferees. Such warrants are identical to the warrants included in the units sold in the Company’s initial public offering, except that, there will be no redemption rights or liquidating distributions from the trust account, and they will expire worthless if the Company does not consummate a Business Combination within the applicable time period.

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Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed with this Form 8-K:

Exhibit No.	Description of Exhibits

10.1*	Amended and Restated Convertible Promissory note, dated as of March 28, 2025, by and between Investcorp AI Acquisition Corp. and ICE I Holdings Pte. Ltd.

104	Cover Page Interactive Data File (embedded within the inline XBRL Document).

*

Certain exhibits, schedules, and annexes to this Exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). The Company agrees to furnish supplementally a copy of any omitted exhibit, schedule, or annex to the SEC upon its request; however, the Company may request confidential treatment of omitted items.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Investcorp AI Acquisition Corp.

	By:	/s/ Nikhil Kalghatgi
Date: March 28, 2025	Name:	Nikhil Kalghatgi
	Title:	Principal Executive Officer and Director